Exhibit (iii)

FIDELITY BOND ANALYSIS SHEET

Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	12/31/22	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
Calvert Global Energy Solutions Fund	$ 175.8
Calvert Global Water Fund	$ 513.8
Calvert Green Bond Fund	$ 732.6
Calvert Small-Cap Fund	$ 2,585.3
Calvert Impact Fund, Inc. Totals		$ 4,007.5	2,500
Calvert Flexible Bond Fund	$ 299.3
Calvert Floating-Rate Advantage Fund	$ 114.2
Calvert Global Real Estate Fund	$ 4.0
Calvert Responsible Municipal Income Fund	$ 426.4
Calvert Management Series Totals		$ 843.9	1,000
Calvert International Responsible Index Fund	$ 682.4
Calvert US Large-Cap Core Responsible Index Fund	$ 3,837.6
Calvert US Large-Cap Growth Responsible Index Fund	$ 401.8
Calvert US Large-Cap Value Responsible Index Fund	$ 1,746.0
Calvert US Mid-Cap Core Responsible Index Fund	$ 380.8
Calvert Responsible Index Series, Inc. Totals		$ 7,048.6	2,500
Calvert Balanced Fund	$ 1,038.1
Calvert Bond Fund	$ 2,546.0
Calvert Conservative Allocation Fund	$ 260.4
Calvert Equity Fund	$ 5,988.6
Calvert Focused Value Fund	$ 28.1
Calvert Growth Allocation Fund	$ 288.6
Calvert Moderate Allocation Fund	$ 367.2
Calvert Social Investment Fund Totals		$ 10,517.0	2,500

Calvert VP EAFE International Index Portfolio	$ 114.2
Calvert VP Investment Grade Bond Index Portfolio	$ 115.9
Calvert VP NASDAQ 100 Index Portfolio	$ 235.9
Calvert VP Russell 2000 Small Cap Index Portfolio	$ 193.9
Calvert VP S&P 500 Index Portfolio	$ 413.4
Calvert VP S&P MidCap 400 Index Portfolio	$ 554.5
Calvert VP Volatility Managed Growth Portfolio	$ 109.8
Calvert VP Volatility Managed Moderate Growth Portfolio	$ 68.8
Calvert VP Volatility Managed Moderate Portfolio	$ 81.3
Calvert Variable Products, Inc.		$ 1,887.7	1,500
Calvert VP SRI Balanced Portfolio	$ 367.2
Calvert VP SRI Mid Cap Portfolio	$ 26.1
Calvert Variable Series, Inc. Totals		$ 393.3	750
Calvert Emerging Markets Advancement Fund	$ 79.6
Calvert Emerging Markets Equity Fund	$ 2,267.0
Calvert International Equity Fund	$ 825.9
Calvert International Opportunities Fund	$ 388.2
Calvert Mid-Cap Fund	$ 256.1
Calvert World Values Fund, Inc. Totals		$ 3,816.8	2,300
Calvert High Yield Bond Fund	$ 416.7
Calvert Income Fund	$ 663.4
Calvert Mortgage Access Fund	$ 25.8
Calvert Core Bond Fund	$ 248.1
Calvert Short Duration Income Fund	$ 2,295.0
Calvert Ultra-Short Duration Income Fund	$ 811.5
The Calvert Fund Totals		$ 4,460.5	2,500